[LOGO]     Norwest Bank Minnesota,
           National Association                                  Revolving Note
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$1,000,000.00                                               February 26, 1999


FOR VALUE RECEIVED, Everest Medical Corporation (the "Borrower") promises to pay to the order of Norwest Bank Minnesota, National Association (the "Bank"), at its principal office or such other address as the Bank or holder may designate from time to time, the principal sum of One Million and 00/100 Dollars ($1,000,000.00), or the amount shown on the Bank's records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rate defined below. Absent manifest error, the Bank's records shall be conclusive evidence of the principal and accrued interest owing hereunder.

INTEREST RATE. The principal balance outstanding under this Revolving Note shall bear interest at an annual rate equal to the Base Rate, floating. Base Rate means the rate of interest established by the Bank from time to time as its "base" or "prime" rate of interest at its principal office in Minneapolis, Minnesota.

REPAYMENT TERMS

Interest. Interest shall be payable on the last day of each month, beginning February 28, 1999.


Principal. Principal, and any unpaid interest, shall be due on the earlier of DEMAND or December 31, 1999.

ADDITIONAL TERMS AND CONDITIONS. This Revolving Note is issued pursuant to a Credit Agreement of even date between the Bank and the Borrower (the "Agreement"). The Agreement, and any amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this Revolving Note by reference. Capitalized terms not expressly defined herein shall have the meanings given them in the Agreement. The Borrower agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses incurred by the Bank if this Revolving Note is not paid as provided above. This Revolving Note shall be governed by the substantive laws of the State of Minnesota.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR. Borrower and any other person who signs, guarantees or endorses this Revolving Note, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this Revolving Note.

EVEREST MEDICAL CORPORATION


By:  _________________________________

Its: __________________________________